Exhibit 10.76

CONSENT

This Consent (the “Agreement”) is dated as of February 23, 2012 (the “Effective Date”), among Coronus Solar Inc. (the “Company”), Russell Adair (the “Investor”), and Frank Zakaib (the “New Lender”).

WHEREAS, the Investor is the holder of a Company issued Secured Convertible Promissory Note in the amount of CAD $50,000 dated February 2, 2012 (the “Original Note”), which provides for a first priority security interest in all of the Company’s assets (the “Collateral”), including those of the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”).

WHERAS, the Company wishes to issue to the New Lender a Secured Convertible Promissory Note in the amount of CAD $50,000 (the “Additional Note” and, together with the Original Note, the “Notes”) and provide the New Lender with a security interest in all of the Company’s assets, including those of Coronus, on a pari passu basis with the Investor.

WHERAS, the Investor wishes to consent to the Company’s issuance of such Additional Note in the amount of CAD $50,000 to the New Lender.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions. Unless otherwise stated in this Agreement, defined terms shall have the meaning set forth in the Original Note.

2.	Consent.

a)	The Investor hereby consents to the Company issuing the Additional Note and related agreements.

b)
The Investor hereby consents to the holder of the Additional Note having the same first priority security interest as the Investor in all of the Company’s assets, including those of Coronus, on a pari passu basis with the Investor.

c)
It is the intent of the parties hereto that all recoveries with respect to the security interests granted under either Note be for the ratable benefit (in proportion to the respective original principal amounts under the Notes (i.e., 50% to the Investor and 50% to the New Lender)) of both the Investor and the New Lender.

3.	Amendment. No provision of this Agreement shall be waived, amended or modified except pursuant a written instrument executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first written above.

COMPANY:

CORONUS SOLAR INC.

By:	Jeff Thachuk
Jeff Thachuk, President

INVESTOR:

RUSSELL ADAR

By:	Russell Adair
Russell Adair

NEW LENDER:

FRANK ZAKAIB

By:	Frank Zakaib
Frank Zakaib